As filed with the Securities and Exchange Commission on January 31, 2006.
Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
R.H. DONNELLEY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-2740040 (I.R.S. Employer Identification No.)
1001 Winstead Drive, Cary, North Carolina 27513
(Address of Principal Executive Offices Including Zip Code)
Dex Media, Inc. 2004 Incentive Award Plan
and
Stock Option Plan of Dex Media, Inc.
(Full Title of the Plans)
Robert J. Bush, Esq.
Vice President, General Counsel and Corporate Secretary
R.H. Donnelley Corporation
1001 Winstead Drive
Cary, North Carolina 27513
(919) 297-1600
(Name, Address and Telephone Number of Agent For Service)
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
be Registered	Registered (1)(2)	Price Per Share (3)	Offering Price (3)	Fee
Common Stock, par value $1.00 per share(4)	2,527,251	$63.00	$159,216,813	$17,036.20

(1)	Represents the maximum number of shares of common stock of the Registrant, par value $1.00 per share (“Common Stock”), issuable pursuant to the Dex Media, Inc. 2004 Incentive Award Plan and the Stock Option Plan of Dex Media, Inc. (collectively, the “Plans”) being registered hereon.

(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plans.

(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on January 26, 2006, within five business days prior to filing.

(4)	A right to purchase one-one hundredth of a share of the Registrant’s Series B Participating Cumulative Preferred Stock (a “Right”) will also be issued with respect to each share of Common Stock. The terms of the Rights are described in the Rights Agreement dated as of October 27, 1998 between the Registrant and The Bank of New York, as successor to First Chicago Trust Company of New York, as Rights Agent, as amended to date and as may be further amended from time to time.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents have been filed by R.H. Donnelley Corporation, a Delaware corporation (the “Registrant” or “RHD”), with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:
•	The Annual Report of RHD on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 16, 2005, as amended by the Annual Report of RHD on Form 10-K/A for the fiscal year ended December 31, 2004, filed with the Commission on May 9, 2005.
•	The Quarterly Reports of RHD on Form 10-Q for the fiscal quarter ended March 31, 2005, filed with the Commission on May 10, 2005, for the fiscal quarter ended June 30, 2005, filed with the Commission on August 5, 2005 and for the fiscal quarter ended September 30, 2005, filed with the Commission on November 9, 2005.
•	The Current Reports of RHD on Form 8-K, filed with the Commission on January 6, 2005, January 11, 2005 (Item 1.01 and 9.01 Form 8-K), January 11, 2005 (Item 8.01 and 9.01 Form 8-K), January 19, 2005, March 2, 2005, March 30, 2005, May 6, 2005, May 12, 2005, May 13, 2005, August 3, 2005, October 6, 2005, November 14, 2005, November 18, 2005 (except to the extent it relates to Item 7.01), December 19, 2005, December 20, 2005 (except to the extent it relates to Item 7.01), December 22, 2005, January 6, 2006 and January 26, 2006.
•	All other reports filed by RHD with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since December 31, 2004.
•	The description of RHD’s Common Stock and any rights issued in connection therewith contained in RHD’s Registration Statement on Form S-3 filed with the SEC on November 28, 1986 and in RHD’s Registration Statement on Form 8-A filed with the SEC on November 5, 1998 pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description.
•	The description of RHD’s Preferred Share Purchase Rights contained in RHD’s Registration Statement on Form 8-A filed with the SEC on November 5, 1998 pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description.
     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the shares of Common Stock will be passed upon for the Registrant by Robert J. Bush, Vice President, General Counsel and Corporate Secretary of the Registrant. As of January 26, 2006, Mr. Bush held 2,515 shares of Common Stock and had been granted options to purchase another 104,362 shares of Common Stock and stock appreciation rights with respect to another 73,798 shares of Common Stock.
Item 6. Indemnification of Directors and Officers.
     Donnelley’s certificate of incorporation provides that it will indemnify, to the full extent permitted or authorized under applicable law, as it may from time to time be amended and including Delaware General Corporation Law Section 145, any person made party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member of the Donnelley board or an officer. Donnelley may indemnify, to the extent permitted or authorized under applicable law, as it may from time to time be amended and including Delaware General Corporation Law Section 145, any person made a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of Donnelley’s, or is or was serving at its request as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by Donnelley’s certificate of incorporation is not exclusive of any other rights to which any person seeking indemnification may be entitled under Donnelley’s bylaws, any agreement, vote of stockholders or disinterested directors or otherwise. This extends to both his or her official actions and his or her actions in another capacity while holding a position with Donnelley. Further, coverage shall continue as to a person who has ceased to be Donnelley’s director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.
Section 145 of the Delaware General Corporation Law provides as follows:
      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
      (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
      (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
      (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).
      In accordance with Donnelley’s certificate of incorporation, Donnelley has purchased directors’ and officers’ liability insurance that covers certain liabilities and expenses of Donnelley’s directors and officers.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature pages hereto.
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
               (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.
               (5) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) If the Registrant is relying on Rule 430B under the Securities Act:
     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of this Registration Statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; or
     (ii) If the Registrant is subject to Rule 430C under the Securities Act, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such date of first use.
               (6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
     (iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
[Signatures on following page]

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on January 31, 2006.

R.H. DONNELLEY CORPORATION
By:	/s/ Robert J. Bush
Robert J. Bush
Vice President, General Counsel and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: January 31, 2006	*

David C. Swanson
Chief Executive Officer and Director

Date: January 31, 2006	*

Steven M. Blondy
Senior Vice President and Chief Financial Officer

Date: January 31, 2006	*

Robert A. Gross
Vice President and Controller

Date:

James A. Attwood, Jr.
Director

Date: January 31, 2006	*

George A. Burnett
Chairman

Date: January 31, 2006	*

Michael P. Connors
Director

Date: January 31, 2006	*

Nancy E. Cooper
Director

Date: January 31, 2006	*

Anthony J. de Nicola
Director

Date:

R. Glenn Hubbard
Director

Date: January 31, 2006	*

Robert Kamerschen
Director

Date: January 31, 2006	*

Russell T. Lewis
Director

Date: January 31, 2006	*

Alan F. Schultz
Director

Date: January 31, 2006	*

Barry Lawson Williams
Director

Date: January 31, 2006	*

Edwina Woodbury
Director

Date: January 31, 2006	*

David M. Veit
Director
*	This registration statement has been signed on behalf of the above officers and directors by Robert J. Bush, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this registration statement.

DATED: January 31, 2006	By:	/s/ Robert J. Bush
Robert J. Bush
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1
Certificate of Incorporation of RHD, as amended and restated, incorporated by reference to Exhibit 3.1 of RHD’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the Commission on May 14, 1999 (File No. 001-07155).

4.2	Bylaws of RHD, as amended and restated, incorporated by reference to Annex D of RHD’s Form S-4 filed with the Commission on November 8, 2005 (File No. 333-129539).

4.3
Rights Agreement dated as of October 27, 1998 by and between RHD and First Chicago Trust Company of New York, as Rights Agent, incorporated by reference to Exhibit 4 of RHD’s Registration Statement on Form 8-A filed with the Commission on November 5, 1998 (File No. 001-07155).

4.4
Amendment No. 1 to Rights Agreement, dated as of February 26, 2001, by and among RHD, First Chicago Trust Company of New York, as initial Rights Agent, and The Bank of New York, as successor Rights Agent, incorporated by reference to Exhibit 4.5 to RHD’s Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on March 28, 2001 (File No. 001-07155).

4.5
Amendment No. 2 to Rights Agreement, dated as of September 21, 2002, by and between RHD and The Bank of New York, as successor Rights Agent, incorporated by reference to Exhibit 4.1 to RHD’s Form 8-A (Amendment No. 1), filed with the Commission on September 26, 2002 (File No. 001-07155).

4.6
Amendment No. 3 to Rights Agreement, dated as of October 3, 2005, by and between RHD and The Bank of New York, as successor Rights Agent, incorporated by reference to Exhibit 4.1 to RHD’s Form 8-A filed with the Commission on October 6, 2005.

4.7
Certificate of Designation of Convertible Cumulative Preferred Stock of RHD dated as of January 3, 2003, incorporated by reference to Exhibit 3.2 to RHD’s Current Report on Form 8-K filed with the Commission on January 17, 2003 (File No. 001-07155).

4.8
Form of Warrant Agreement by and between RHD and investment partnerships affiliated with The Goldman Sachs Group, Inc. dated as of January 3, 2003, incorporated by reference to Exhibit 4.2 to RHD’s Current Report on Form 8-K filed with the Commission on January 17, 2003 (File No. 001-07155).

Exhibit Number	Description
4.9
Form of Warrant Agreement by and between RHD and investment partnerships affiliated with The Goldman Sachs Group, Inc. dated as of November 25, 2002, incorporated by reference to Exhibit 4.1 to RHD’s Current Report on Form 8-K filed with the Commission on December 3, 2002 (File No. 001-07155).

4.10	Dex Media, Inc. 2004 Incentive Award Plan, incorporated by reference to Exhibit 4.5 Dex Media, Inc.’s Registration Statement on Form S-8 (File No. 333-120631), filed on November 19, 2004.

4.11	Stock Option Plan of Dex Media, Inc., incorporated by reference to Exhibit 10.27 to Dex Media, Inc.’s Registration Statement on Form S-4 (File No. 333-114472), declared effective on May 14, 2004.

4.12
First Amendment to Stock Option Plan of Dex Media, Inc., incorporated by reference to Exhibit 10.28 to Dex Media, Inc.’s Registration Statement on Form S-4 (File No. 333-114472), declared effective on May 14, 2004.

4.13
Second Amendment to Stock Option Plan of Dex Media, Inc., incorporated by reference to Exhibit 10.29 to Dex Media, Inc.’s Registration Statement on Form S-4 (File No. 333-114472), declared effective on May 14, 2004.

5	Opinion of Counsel.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Ernst & Young LLP.

23.4	Consent of Counsel (Included in Exhibit 5).

24	Power of Attorney.